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                                                                   Exhibit 10.20
                        Investment Management Agreement


     This Investment Management Agreement (the "Agreement") between Global Markets Guaranty Ltd. (the "Client) and The Prudential Investment
Corporation, a New Jersey corporation (the "Investment Manager"), is made this
_____________________________.


     WHEREAS, the Client desires to appoint the Investment Manager to manage certain of its assets in account(s) established by the Client ("Investment Manager Accounts"); and

     WHEREAS, the Investment Manager is willing to accept the duties and responsibilities of an investment manager with respect to the investment Manager Accounts;

     NOW, THEREFORE, in consideration of the promises and mutual considerations provided herein, and intending to be legally bound hereby, the Client and the Investment Manager agree as follows:

     1. Appointment. The Investment Manager will act as an investment manager with respect to the Investment Manager Accounts.

     2. Fees. The Client will pay the Investment Manager, as compensation for its services under this Agreement, a fee determined in accordance with Schedule A to this Agreement. Such fee may be changed by the Investment Manager upon 45-days' written notice to the client.


     3. Authority of Investment Manager. Subject to Section 4 of this Agreement the Investment Manager shall have the discretionary authority to manage and control assets of the Client that are segregated in an Investment Manger Account, including the power to acquire and dispose of assets in each Investment Manager. In the exercise of that power the Investment Manger may invest and reinvest the assets, without distinction between principal and income, in investments described by the Client's investment management guidelines.


     When exercising its authority under this Section 3, the Investment Manager shall be under no obligation to consult with or obtain the consent of the Client.


     The assets initially segregated into each Investment Manager Account shall be cash. Assets other that cash may be segregated into an Investment Manager Account with the consent of the Investment Manager. The client may remove assets from any Investment Manager Account at any time without the consent of the Investment Manger.

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         Upon segregating assets of the Client into an Investment Manager
Account, the Client shall promptly inform the Investment Manager of all assets segregated into the Investment Manager Account. The Client shall also establish reporting and accounting arrangements so that the Investment Manager will be fully informed at all times as to the assets segregated into any Investment Manager Account.

         4. Investment Limitations and Guidelines. The client may, from time to time, communicate in writing general investment guidelines to the Investment Manager. Such communication shall be effective no more than five days subsequent to its receipt by Investment Manager.

         5. Brokerage. Subject to any guidelines annexed hereto, the Investment Manager shall use its best efforts to obtain best execution of orders at the most favorable prices reasonably obtainable. When determining the most favorable prices reasonably obtainable, the Investment Manager may consider, in accordance with section 28(e) of the Securities Exchange Act of 1934, the value of the receipt by the Investment Manager of service that affect securities transactions and incidental functions, such as clearance and settlement services, and advice as to the value of securities, the advisability of investing in securities, the availability of securities or purchasers or buyers of securities and analyses and reports concerning issues, industries, securities, economic factors, trends portfolio strategy, and the performance of accounts. Commissions charged by brokers who provide these services may be somewhat higher than the commissions charged by brokers who do not provide these services.

         With respect to the Investment Manager Accounts, the Investment Manager may cause securities transactions to be executed concurrently with authorizations to purchase or sell the same securities for other accounts managed by the Investment Manager, including proprietary accounts or accounts of affiliates, in these instances, the executions of purchases or sales, where possible, shall be allocated equitably among the various accounts (including the Investment Manager Accounts).

         6. Other Activities of the Investment Manager. In addition to the investment management services performed under this Agreement, the Investment Manager or any of its affiliates may engage in any other business and may render investment advisory services to any other person. The Investment Manager or any of its affiliates may render investment advisory services to any other person, even if the investment Manager, its affiliates, or other person has investment policies similar to those followed by the Investment Manager for the Investment Manager Accounts. The Investment Manager may, at anytime, buy or sell, or may direct or recommend that another person buy or sell, securities of the same kind or class that are purchased or sold for any Investment Manager Account, at a price which may or may not differ from the price of the securities purchased or sold for the Investment Manager Account.

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         7.  Reports.  The Investment Manager shall provide to the Client such reports and information that the client may reasonably request.

         8. Investment Manager Covenant. The Investment Manager covenants that it is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Adviser Act"). The Investment Manager shall immediately notify the Client of any changing its status as such.

         9. Proxies. [If voting: The Investment Manager will follow the policies and procedures for the voting of proxies set forth in [the guidelines contained in Schedule B][Schedule C]. -N.B. May apply to convertible debt instruments].[If not voting: The Investment Manager will not be required to take any action or render any advice with respect to the voting of proxies for securities held in any Investment Manager Account, nor will it be obligated to render advice or take any action on behalf of the Client with respect to securities presently or formerly held in any Investment Manager Account which become the subject of any legal proceedings, including bankruptcies.]

         10. Termination. The Investment Manager may terminate this Agreement on 30-days' written notice to the Client. The Client may terminate the Investment Manager's appointment as an investment manager without advance notice. Upon termination of this agreement, The Investment Manager shall be under no obligation to recommend any action with regard to, or liquidate the securities or other investments in, The Investment Manager Accounts; provided, however, that upon such termination, the Client may direct the Investment Manager to remove assets from the Investment Manager Accounts in accordance with Section 3.

         11. No Assignment. Neither party may assign this Agreement without the prior written consent of the other.

         12. Change in Control of Investment Manager. The Investment Manager shall immediately notify the Client of any material change in the control or ownership of the Investment Manager.

         13. Communication. To the extent reasonable and practical, communications from the Client to the Investment Manager, or vice versa, shall be made in writing or in another reasonable manner and promptly confirmed in writing. Notice shall be deemed effective if made to the parties as follows:

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     If to the Client:                       If to the Investment Manager:

     Global Markets Guaranty Ltd.            Prudential Investments
     _ Victoria Hall, Victory Street         2 Gateway Center
     _ P.O. Box HM 1262                      3RD Floor
     _ Hamilton, HM FX, Bermuda              Newark, NJ 07102
     _Attention: Ms Mary Jane Robertson       Attention: Mr. Kerry Otterby


     14. Disclosure Statement. The Client hereby acknowledges that not less than 48 hours before the date it has executed this Agreement it received from the Investment Manager a copy of the disclosure statement required by Rule 204-(3) of the Advisors Act.

     15. Liability. The Investment Manager undertakes to manage the Investment Manager Accounts in accordance with the guidelines set forth herein and in a professional and responsible manner. The Investment Manager will not be liable for any loss or liability incurred by reason of any investment decision made or other action taken or omitted in what the Investment Manager believes in good faith to be the proper performance of its duties hereunder, and the Investment Manager shall not, in any event, be liable for any loss or liability incurred by any reason as a result of any willful or negligent failure to act on the part of any broker or custodian, with respect to the Investment Manager Accounts; provided, however, that this provision shall not constitute a waiver of any right the Client may have under federal securities law.

     16. Confidential Relationship. Each party shall use its best efforts to treat all information and advise furnished by the other party to it as confidential and to avoid disclosing same to third parties (other than associates of the Investment Manager) except as otherwise agreed to in writing by both parties as required by law.

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     17. Entire Agreement; Amendments; Serverability. This Agreement constitutes the entire agreement between the parties with respect to the investment Manager Accounts, and supersedes any prior oral or written agreements with respect to the Investment Manager Accounts. This Agreement may not be amended except by a writing signed by the parties. If any provision of this agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby.

     18. Governing Laws. This Agreement shall be construed in accordance with the laws of the State of New Jersey (without regard to the legislative or judicial conflict of laws or rules of any state), except to the extent superseded by federal law.



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     IN WITNESS WHEREOF, the Client and the Investment Manger have executed this Agreement as of the day and year written above.

                                   (Client)


                                   By: /s/ Donald J. Matthews
                                      ------------------------------------
                                        Title: President and C.E.O.


                                   (Investment Manager)


                                   By:   /s/ Kerry W Otterly
                                      ------------------------------------
                                        Title: Vice President
                                               Prudential Investment Corporation
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                                   Schedule A
                                     TO THE
                        INVESTMENT MANAGEMENT AGREEMENT
                                    BETWEEN
                          Global Markets Guaranty Ltd.
                                      And
                       Prudential Investment Corporation

     The fee payable to the Investment Manager under Section 2 of the Agreement shall be payable at an annual rate as follows:


                      First $100 million            0.175%
                      Thereafter                    0.10%

     The fee determined herein will be computed by applying the above schedule to the market value of the assets in the Investment Manager Account(s) on the last business day of each calendar quarter, and dividing such resulting amount by four. Bills will be rendered by the Investment Manager quarterly, and shall become payable by the Client upon receipt thereof. {In certain cases as agreed by the Client and the Investment Manager, the fee may be paid directly to the Investment Management Account(s).}

     If the Agreement is terminated other than on the last day of a month, the fee for the quarter in which such termination occurred shall be based on the average assets under management (i) on the last day of each month during such quarter and (ii) on the day the Agreement is terminated, prorated to reflect the partial month in which the termination occurred.